SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					BAYER SCHERING PHARMA AKTIENGESELLSCHAFT


				By: /s/ Dr. Markus Pickel
				Name:	Dr. Markus Pickel
				Title: 	Head Global Corporate Communications
					Bayer Schering Pharma AG

				By: /s/ Oliver Renner
				Name:	Oliver Renner
				Title: 	Head Global Public Relations & Public Affairs
					Bayer Schering Pharma AG


	Date: January 26, 2007




 [Note: This page is attached as the last page at the end of the Form 6-K, after the document.]